Exhibit 10.52

STOCK OPTION CANCELLATION AGREEMENT

This Stock Option Agreement is made and entered into between Cadmus Communications Corporation, a Virginia corporation (“Corporation”), and Stephen E. Hare (“Hare”).

The Corporation has offered to pay Hare the aggregate sum of $177,450 in return for the cancellation of all of the below listed outstanding stock options for shares of the common stock of the Corporation held by Hare (the “Options”, with one Option representing the right to purchase one share of common stock of the Corporation):

Option Agreement Date	Exercise Price	Number of Options Outstanding
5/9/2002	$12.56	15,700
5/13/2003	$9.48	7,500

Hare hereby accepts the Corporation’s offer subject to the terms as provided in this Agreement.

The aggregate consideration due will be paid in cash (payable by check delivered to or mailed to Hare unless other payment arrangements have been agreed to by the Corporation), less any applicable tax withholding, within five (5) business days after receipt of this duly completed and executed Agreement and the Option Agreement(s) relating to the Options, provided such receipt by the Corporation occurs by April 15, 2006.

Hare agrees that none of such consideration shall be considered part of Hare’s salary, bonus or other compensation for any compensation related purpose or benefit other than required public disclosure.

Hare hereby represents and warrants that, subject to the terms and conditions of the applicable Option Agreement(s), he has full and unencumbered legal title to the Options and full right, power and authority to agree to the cancellation of the same and to return them to the Corporation with the approval of the Human Resources and Compensation Committee.

Hare certifies that his Tax Identification Number on record with the Corporation is accurate and that he is not subject to backup tax withholding under the Internal Revenue Code.

Subject to receipt of aggregate consideration due as described above, Hare hereby transfers and agrees to the cancellation of all of his right, title and interest in the Options to the Corporation on the foregoing terms and conditions and agrees that he will have no further rights thereto or thereunder.

Date: 3/30/06	Signature:	/s/ Stephen E. Hare
Stephen E. Hare

Date: 4/6/06	Signature:	/s/ Bruce V. Thomas
Its
For Cadmus Communications Corporation